Cumulus Announces Termination of Private Exchange Offer
ATLANTA, GA - March 10, 2017 - Cumulus Media Inc. (NASDAQ: CMLS) (the “Company”) today announced the termination of its previously announced private exchange offer (the “Exchange Offer”) for any and all 7.75% Senior Notes due 2019 (the “Outstanding Notes”) issued by Cumulus Media Holdings Inc., a direct wholly-owned subsidiary of the Company, and guaranteed by the Company.
As a result of a recent ruling in the U.S. District Court for the Southern District of New York, the Company has concluded that the conditions to the Exchange Offer have not and will not be satisfied. Accordingly, the Company has elected to terminate the Exchange Offer.
As a result of the termination, none of the Outstanding Notes that have been tendered in the Exchange Offer will be accepted for purchase and no consideration will be paid or become payable to holders of the Outstanding Notes who have tendered their Outstanding Notes in the Exchange Offer. All Outstanding Notes previously tendered and not withdrawn will be promptly returned or credited back to their respective holders.
Furthermore, the Company has terminated the previously announced support agreement that the Company had entered into on December 6, 2016 with certain holders of the Outstanding Notes.
Cumulus expects to continue its evaluation of alternatives to address its capital structure including through ongoing discussions with its stakeholders.
This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities.
About Cumulus Media
A leader in the radio broadcasting industry, Cumulus Media (NASDAQ: CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million people reached each week through its 447 owned-and-operated stations broadcasting in 90 U.S. media markets (including eight of the top 10), more than 8,200 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus/Westwood One platforms make Cumulus Media one of the few media companies that can provide advertisers with national reach and local impact. Cumulus/Westwood One is the exclusive radio broadcast partner to some of the largest brands in sports, entertainment, news, and talk, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Academy of Country Music Awards, the American Music Awards, the Billboard Music Awards, Westwood One News, and more. Additionally, it is the nation's leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, exclusive digital content, and live events. For more information, visit www.cumulus.com.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, changes in the fair value of our investments, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to generate and manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business from time to time, our ability to continue to meet the listing standards for our Class A common stock to continue to be listed for trading on the NASDAQ stock market, the write off of a material portion of the fair value of our FCC broadcast licenses and goodwill, and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015 and any subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.
For further information, please contact:
Cumulus Media Inc.
Collin Jones
Investor Relations
404-260-6600
collin.jones@cumulus.com